Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Barrick Gold Corporation (the company) of our report dated February 14, 2018 relating to the company’s 2017 and 2016 consolidated financial statements and the effectiveness of internal control over financial reporting as at December 31, 2017, which appears in the company’s Annual Report on Form 40-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants Toronto, Canada May 1, 2018